Exhibit 10.3

AMENDMENT AND TERMINATION AGREEMENT
NICHOLS-HOMESHIELD
SUPPLEMENTAL 401(k) SAVINGS PLAN

THIS AMENDMENT AND TERMINATION AGREEMENT is entered into by Quanex Corporation (the “Sponsor”),

W I T N E S S E T H:

WHEREAS, the Sponsor maintains the Nichols-Homeshield Supplemental 401(k) Savings Plan (the “Plan”);

WHEREAS, there are currently no participants in the Plan and no account balances are being maintained under the Plan;

WHEREAS, the Sponsor retained the right to amend the Plan from time to time;

WHEREAS, Section 7.1 of the Plan permits the Sponsor to terminate the Plan at any time; and

WHEREAS, the Sponsor has determined to terminate the Plan, effective June 1, 2007 (the “Termination Date”);

NOW, THEREFORE, effective as of the Termination Date, the following Article X is hereby added to the Plan immediately following the Article IX of the Plan to provide as follows:

ARTICLE X
TERMINATION OF THE PLAN

Notwithstanding any other provision of the Plan to the contrary, effective June 1, 2007 (the “Termination Date”), the Plan is hereby terminated. Accordingly, effective as of the Termination Date, the following shall apply:

(a)	No employee of the Sponsor or any of its Affiliates shall become a Participant in the Plan after the Termination Date.

(b)	No amounts shall be credited to any Account balance under the Plan with respect to any period after the Termination Date.

The termination of this Plan is intended to meet the requirements of section 409A of the Code and shall be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent.

IN WITNESS WHEREOF, the Sponsor has caused this Amendment and Termination Agreement to be executed this 1st day of June, 2007.

QUANEX CORPORATION

/s/ Kevin P. Delaney
Kevin P. Delaney
Secretary